FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
                            DATED OCTOBER 10, 1996
                                BY AND BETWEEN
         VESTAR DEVELOPMENT CO., an Arizona corporation, ("PURCHASER")
                                      and
                 GLENDALE FASHION CENTER LIMITED PARTNERSHIP,
                  an Illinois limited partnership ("SELLER")

                                   RECITALS

     A. The parties have entered into the above-described Agreement of Purchase and Sale, as amended by the First through Fourth Amendments ("Agreement").

     B. The parties now wish to further amend their agreement in the manner set forth below.

     NOW, THEREFORE,  the parties agree as follows:

     1. Purchase Price. The reference to "Eleven Million Five Hundred Thousand and No/100 Dollars ($11,500,000.00) (the "Purchase Price")" on the second and third lines of paragraph 1 of the Agreement is deleted, and the language "Ten Million Seven Hundred Thousand and No/Dollars ($10,700,000.00) (the "Purchase Price)" is substituted therefor.

     2. Title Review. Purchaser's time to review the title commitment and updated survey shall be extended through ten (10) business days after the surveyor provides Buyer with an ALTA survey of the Property and the adjacent City parcel.

     3. FEMA Issue. Purchase has advised Seller that its willingness to proceed with the purchase is conditioned upon its receiving reasonable assurance from the California Office of Emergency Services and Federal Emergency Management Agency ("OES/FEMA") that FEMA funds are available for construction of the new parking facility proposed to be constructed on the Property. Hence, the parties agree to the following "FEMA Condition."

Receipt from OES of written approval of the project as an "improved project" qualifying for the funding previously preliminarily approved in Damage Survey Report No. 18915.

          If the foregoing FEMA Condition is not satisfied by February 15, 1997, Purchaser shall have the right for a five-day period following such nonsatisfaction to terminate the Agreement pursuant to written notice to Seller, in which event the Earnest Money (totaling $300,000 plus accrued interest) shall be paid to Purchaser and the Agreement shall be deemed terminated. If Purchaser does not so terminate, the FEMA Condition shall be deemed waived and the parties shall proceed to closing per paragraph 6 of this Amendment.

     4. Cooperation. Seller agrees to use good faith, reasonable diligence in cooperating with the City of Glendale to formally request from OES/FEMA the approval of the new parking facility as an "improved project." The parties acknowledge that, in connection with obtaining such approval, there will be a need for a structuring of property rights and obligations with respect to the proposed new parking facility between the City of Glendale and Seller (with Purchaser to be Seller's successor-in-interest - Seller and Purchaser being collectively referred to "Developer"). Specifically, it is contemplated that the proposed structuring will require an exchange of land between the City and Developer, and the entry into a ground lease whereby the City of Glendale shall lease the land underlying the proposed new parking facility to Developer, and Developer shall operate the new parking facility. Purchaser and Seller acknowledge that such structure will require the approval of Purchaser, Seller and the City of Glendale to final documentation reflecting the above-described structure (the "Parking Structure Documentation"). Purchaser and Seller shall cooperate in finalizing such Parking Structure Documentation with the City of Glendale.

     5. Deposit of Earnest Money. Within two (2) business days of the execution of this Fifth Amendment, Purchaser shall deposit with Escrow Agent the Two Hundred Ninety Thousand and No/100 ($290,000) described in paragraph
2.2 of the Agreement. Such deposit shall evidence that Buyer is not dissatisfied with its investigation of the Property, and that it hereby waives its right of termination set forth in section 7.1 of the Agreement subject, however, to the FEMA Condition set forth in this Fifth Amendment.

     6. Closing Date. The first sentence of paragraph 8 is deleted, and the following is substituted therefor.

The closing of this transaction (the "Closing") shall occur at the earlier of March 15, 1997 or within thirty (30) days after satisfaction of the FEMA Condition (the "Closing Date") at the office of Title Insurer, Los Angeles, California, at which time Seller shall deliver possession of the Property to Purchaser.

     7. Closing Condition. Paragraph 8 of the Agreement is amended by adding the following language to the end of paragraph 8 of the Agreement.

Purchaser's obligation to close, however, is conditioned upon the actual vacating of the Property prior to closing by tenant-in-possession Carnival Club of Glendale, Inc. (dba In-Cahoots). If the foregoing condition is not satisfied by the Closing Date, Purchaser shall have the right for a five-day period following such nonsatisfaction to terminate the Agreement pursuant to written notice to Seller, in which event the Earnest Money shall be paid to Purchaser. If Purchaser does not so terminate, the purchase shall close at the expiration of such five-day period.

     8. Additional Representation and Warranty. Paragraph 16.2 of the Agreement is amended by adding the following language at the end of said paragraph 16.2.

Seller further represents and warrants that all service contracts have been terminated as of the close date.

     9. Except as modified herein, the Agreement, as amended by this Amendment, shall remain in full force and effect.

     10.  The effective date of this Amendment is December 18, 1996.


                              SELLER:  GLENDALE FASHION CENTER LIMITED
                              PARTNERSHIP, an Illinois limited partnership

                              By: Glendale Fashion Center Partners, Inc., an Illinois cooperation, its general partner

                              By:   /s/ James E. Mendelson
                                   -----------------------------------------
                              Name:     James E. Mendelson
                                   -----------------------------------------
                              Its:      Authorized Representative
                                   -----------------------------------------


                              PURCHASER:  VESTAR DEVELOPMENT CO.,
                              an Arizona  corporation

                              By:   /s/ Richard J. Kuhle
                                   -----------------------------------------
                              Name:     Richard J. Kuhle
                                   -----------------------------------------
                              Its:      Senior Vice President
                                   -----------------------------------------